UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 16, 2014

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Main Street Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

First Bancorp
INDEX

Page
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

Signatures	4

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2014, the Board of Directors of First Bancorp named Rex M. Scott as the Chief Operating Officer and an Executive Vice President of First Bancorp and of First Bank, the principal subsidiary of First Bancorp. Mr. Scott, age 59, has been with First Bancorp and First Bank since 2011. He joined First Bank in October 2011as an information technology officer and was named Chief Information Officer of First Bank in October 2012. Prior to joining First Bank, Mr. Scott served as the Chief Operations Officer for CapStone Bank, a community bank headquartered in Raleigh, North Carolina.

Mr. Scott maintains deposit accounts and other banking transactions with First Bank, including loans in the ordinary course of business.  All loans and extensions of credit made by First Bank to Mr. Scott (and any of his affiliates) were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

December 19, 2014	By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer

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